UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 6, 2016
(Date of earliest event reported)

Ollie’s Bargain Outlet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37501	80-0848819
(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112

(Address of principal executive offices)	(Zip Code)

(717) 657-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2016, Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”) and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 13,725,798 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) to the Underwriters (the “Offering”). The Offering closed on September 12, 2016.  The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering.

The Offering was made pursuant to a prospectus supplement, dated September 6, 2016, to the prospectus, dated September 6, 2016, included in the Company’s registration statement on Form S-3 (File No. 333-213514), which was filed with the Securities and Exchange Commission on September 6, 2016.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Stockholders to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of September 6, 2016, by and among Ollie’s Bargain Outlet Holdings, Inc., certain selling stockholders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	/s/ John Swygert
	Name:	John Swygert
	Title:	Executive Vice President and
Chief Financial Officer

Date: September 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of September 6, 2016, by and among Ollie’s Bargain Outlet Holdings, Inc., certain selling stockholders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).